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                                                                    Exhibit 3.16


                             THE CORIOLIS GROUP, LLC

         Third Amended and Restated Limited Liability Company Agreement

      This Third Amended and Restated Limited Liability Company Agreement (this "Agreement") of The Coriolis Group, LLC, a Delaware limited liability company (the "LLC") is made as of September 29, 2003, by Haights Cross Operating Company, a Delaware corporation ("HCOC") and Oakstone Publishing, LLC, a Delaware limited liability company ("Oakstone" and together with HCOC, the "Members").

      WHEREAS, the LLC was formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") by the filing of a Certificate of Formation of the LLC with the Secretary of State of the State of Delaware on December 18, 1999;

      WHEREAS, the Members entered into that certain Amended and Restated Limited Liability Company Agreement on January 21, 1999 (the "Limited Liability Company Agreement"); and

      WHEREAS, the Members wish to amend and restate the Limited Liability Company Agreement to set forth their agreement as to the affairs of the LLC and the conduct of its business.

      NOW, THEREFORE, the Members hereby sets forth this Agreement as follows:

      1. Purposes and Powers. The LLC shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC.

      2. Governance. The LLC shall be governed solely by the Manager, or any officers of the LLC appointed by the Manager, for all purposes under the Act. The Manager, or such officers, shall have and may exercise on behalf of the LLC all of its rights, powers, duties and responsibilities under Section 2 or as provided by law. Any action taken by the Manager, or such officers, and the signature of the Manager, or such officers, on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of the Manager, such officers and the LLC with respect thereto.

      3.    Membership Interest.

            (a) HCOC holds 99 units of membership interest ("Units") in the LLC out of 100 Units issued, representing a ninety nine percent (99%) interest in the profits and losses of the LLC.

            (b) Oakstone holds 1 Unit out of 100 Units issued, representing a one percent (1%) interest in the profits and losses of the LLC.
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            (c)   A Unit shall be a security governed by Article 8 of the
Delaware Uniform Commercial Code.

            4. Dissolution. The LLC shall dissolve and its affairs shall be wound up with and only with the written consent of the Members.

            5. Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument signed by the Members.
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      IN WITNESS WHEREOF, the Members have executed this Third Amended and
Restated Limited Liability Company Agreement as of the date set forth above.

                                    HAIGHTS CROSS OPERATING COMPANY




                                    By: /s/ Paul J. Crecca
                                       -------------------------------
                                       Name:  Paul J. Crecca
                                       Title: Chief Financial Officer

                                    OAKSTONE PUBLISHING, LLC

                                    By: Haights Cross Operating Company,
                                        Its Manager



                                    By: /S/ Paul J. Crecca
                                       -------------------------------
                                       Name:  Paul J. Crecca
                                       Title:  Chief Financial Officer